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                           Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1998 on the financial statements of First Fortis Life Insurance Company and our report dated March 27, 1998 on the financial statements of Variable Account A in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-20345) and related Prospectus and Statement of Additional Information of First Fortis Life Insurance Company for the registration of flexible premium deferred combination variable and fixed annuity contracts.

                                               /s/ Ernst & Young LLP
                                               ---------------------
                                               Ernst & Young LLP

Minneapolis, Minnesota
April 27, 1998